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                                                                     Exhibit 5.1

                                  May 4, 2001



Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas 77023


     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel to Gart Sports Company, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of up to 3,667,653 shares ("Shares") of common stock, $0.01 par value per share, of the Company that are to be issued in connection with the merger of Oshman's Sporting Goods, Inc. ("Oshman's") with and into GSC Acquisition Corp. ("GSC Acquisition"), a wholly owned subsidiary of the Company (the "Merger"), as described in the joint proxy statement-prospectus that is a part of the Registration Statement.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons, and, with respect to all parties to agreements or instruments relevant hereto other than the Company, we have assumed that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We also have assumed that the Shares will be issued in connection with the Merger as described in the Registration Statement.

     Based on the foregoing, we are of the opinion that the Shares to be issued by the Company in the Merger have been duly authorized and, when issued in accordance
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Oshman's Sporting Goods, Inc.
May 4, 2001
Page 2



with the terms of the Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Company, GSC Acquisition and Oshman's, will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,



                              /s/ IRELL & MANELLA LLP